Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

by and between

SATELLOGIC INC.

and

THE PURCHASER AS SET FORTH HEREIN

April 15, 2025

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 15, 2025, by and between Satellogic Inc., a Delaware corporation (the “Company”) and the entity listed in Annex A attached to this Agreement (the “Purchaser”).

RECITALS.

WHEREAS, the Purchaser wishes to acquire, and the Company wishes to sell and deliver to the Purchaser, shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), on the terms and subject to the conditions contained in this Agreement, pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, capitalized terms used in these Recitals that are not set out above are defined in Article 1 below.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.            Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning set forth in the preamble.

“BSA/PATRIOT Act” shall have the meaning set forth in Section 4.6.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close.

“Class A Common Stock” shall have the meaning set forth in the recitals.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of share capital, capital stock or other equity securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.2

“Environmental Laws” shall have the meaning set forth in Section 3.12.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning set forth in Section 3.7.

“Indemnified Persons” shall have the meaning set forth in Section 5.4(a).

“Lien” shall mean any lien, charge, pledge, security interest, claim or other encumbrance.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiaries’ ability to perform on a timely basis its obligations under any Transaction Document.

“Material Permits” shall have the meaning set forth in Section 3.32.

“Money Laundering Laws” shall have the meaning set forth in Section 3.27.

“Nasdaq” shall mean The Nasdaq Capital Market (or any successors to the foregoing).

“OFAC” shall have the meaning set forth in Section 3.26.

“Per Share Price” shall mean a purchase price per share of Class A Common Stock of $3.10.

“Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “Person” as contemplated by Section 13(d) of the Exchange Act.

“Placement Agent” shall mean Cantor Fitzgerald & Co. and its affiliates as placement agent in connection with the purchase of Class A Common Stock pursuant to this Agreement. Unless the context otherwise requires, references to the Placement Agent shall be deemed to include the Placement Agent’s affiliates together with its and its affiliates’ respective officers, control persons, officers, directors, members, partners, agents, employees, representatives, legal advisers and assigns.

“Placement Agent Agreement” means that certain Placement Agent Agreement, dated as of the date hereof, between the Company and the Placement Agent.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser” shall have the meaning set forth in the preamble.

“Registration Statement” means the effective registration statement with Commission file No. 333-283719 which registers the sale of the Subject Shares to the Purchaser.

“Representatives” shall mean, with respect to any Person, such Person’s Affiliates and such Person’s and each such Affiliate’s respective directors, officers, employees, managers, trustees, principals, shareholders, members, general or limited partners, agents and other representatives.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctioned Person” shall have the meaning set forth in Section 4.6.

“SEC Reports” shall have the meaning set forth in Section 3.7.

“Securities Act” shall have the meaning set forth in the recitals.

“Subject Shares” shall have the meaning set forth in Section 2.1(a).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tax” or “Taxes” shall mean any and all taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) imposed by any governmental authority, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and any ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs or duties.

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements, executed in connection with the transactions contemplated hereunder.

“U.S.” shall mean the United States of America.

2.            Purchase of Class A Common Stock.

2.1         Purchase of Class A Common Stock.

(a)     Upon the terms and subject to the conditions set forth herein, at the Closing the Company agrees to sell, with full title guarantee and free and clear of any encumbrances, and the Purchaser agrees to purchase, the number of shares of Class A Common Stock set forth opposite the Purchaser’s name on Annex A hereto under the heading “Number of Shares Purchased” (the “Subject Shares”) at the Per Share Price.

(b)    At or prior to the Closing, the Purchaser shall pay the purchase price set forth opposite the Purchaser’s name on the Annex A attached hereto under the column headed “Purchase Price” by wire transfer of immediately available funds in accordance with the wire instructions provided in writing by the Company to the Purchaser prior to the Closing Date. On or before the Closing, the Company will instruct its transfer agent to make book-entry notations representing the Subject Shares, against delivery of the amount set forth opposite the Purchaser’s name on Annex A attached hereto under the column headed “Number of Shares Purchased”. In the event of the termination of this Agreement in accordance with the terms hereof, any payment by the Purchaser hereunder will be immediately returned by the Company to the Purchaser by wire transfer in immediately available funds to the account specified by the Purchaser.

2.2       Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., New York time on Wednesday, April 16, 2025 or at such other time and location reasonably acceptable to the Company and the Purchaser (the “Closing Date”). Promptly following the Closing, the Company shall deliver to the Purchaser a book-entry statement from the Company’s transfer agent to the Purchaser evidencing the issue of the number of Subject Shares set forth opposite the Purchaser’s name on Annex A hereof under the column headed “Number of Shares Purchased”, registered in the name of the Purchaser as set forth on the Purchaser’s signature page hereto or its nominee in accordance with the Purchaser’s delivery instructions, free and clear of any Liens or other restrictions.

2.3       Company Deliverables. Subject to the terms and conditions hereof, on or prior to the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser and (solely with respect to (a), (b) and (c) below) the Placement Agent:

(a)    a certificate (i) evidencing that the Company has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date and (ii) certifying that the conditions set forth in Section 6.2(b) hereof have been satisfied;

(b)    a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to record in the stock ledger of the Company the issue of the Subject Shares to the Purchaser and to issue to the Purchaser book-entry notations representing the Subject Shares.

2.4        Purchaser Deliverables. Subject to the terms and conditions hereof, on or prior to the Closing, the Purchaser shall deliver, or cause to be delivered, payment to the Company of the amount set forth opposite the Purchaser’s name on Annex A hereof under the column headed “Purchase Price” by wire transfer of immediately available funds to an account designated by the Company in accordance with the wire instructions provided in writing by the Company to the Purchaser prior to the Closing Date.

3.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following representations and warranties are true and complete as of the date hereof and as of the Closing Date:

3.1       Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is presently qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified and in good standing in each such jurisdiction (except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

3.2        Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents, to issue the Subject Shares and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its governing body, or its stockholders or shareholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when duly executed by the other parties thereto and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (collectively, the “Enforceability Exceptions”).

3.3       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Subject Shares and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any material provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.4        Filings, Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the Placement Agent Agreement, the issuance and sale of the Subject Shares and the consummation of the transactions contemplated by this Agreement and the Placement Agent Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by‑laws and rules of FINRA or the Nasdaq in connection with the sale of the Subject Shares.).

3.5       Issuance of the Subject Shares. The Subject Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Prospectus and the Prospectus Supplement, and the issuance of the Subject Shares is not subject to any preemptive or similar rights.

3.6       Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise, conversion or settlement of securities that are outstanding on the date hereof exercisable for, convertible into, or settled for Common Stock) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, the Prospectus and the Prospectus Supplement. The description of the securities of the Company in the Registration Statement, the Prospectus and the Prospectus Supplement is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

3.7        SEC Reports; Financial Statements. For the two years preceding the date hereof, the Company has timely filed all reports and other forms required to be filed by the Company under the Securities Act and the Exchange Act (the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

3.8      Material Changes; Undisclosed Events, Liabilities or Developments. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Prospectus Supplement (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement (including any document deemed incorporated by reference therein).

3.9         Litigation. Except as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement, there are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and to the Company’s knowledge, (i) there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

3.10     Labor Relations. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.

3.11     Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.12      Environmental Laws. Except as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Prospectus and the Prospectus Supplement; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.13       Title to Assets. Except as set forth in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Registration Statement, the Prospectus or the Prospectus Supplement as being owned by them, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real or personal property described in the Registration Statement, the Prospectus or the Prospectus Supplement as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise reasonably be expected to have a Material Adverse Effect. None of the Company or its Subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.14      Intellectual Property. Except as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus and the Prospectus Supplement, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.15      Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries.

3.16      Sarbanes-Oxley; Internal Accounting Controls. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

3.17     Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, except for fees payable to the Placement Agent. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.18     Investment Company. Neither the Company, nor any Affiliate thereof, and immediately after receipt of payment for the Subject Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.19      Listing and Maintenance Requirements. The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

3.20      No Integration. Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Article 3, neither the Company nor any Subsidiary has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) under circumstances that would cause this offering of the Subject Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of Nasdaq.

3.21      Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

3.22      No General Solicitation. Neither the Company, nor any Person acting on behalf of the Company, has offered or sold any of the Subject Shares by any form of general solicitation or general advertising.

3.23       Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

3.24       No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to their accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

3.25      Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Subject Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Subject Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.26      International Trade. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, (ii) has engaged in any unauthorized transaction involving an embargoed territory (i.e., Cuba, Iran, North Korea, or the Crimea region or Covered Regions of Ukraine), a national of an embargoed territory, or an entity organized or incorporated under the laws of an embargoed territory, (iii) has engaged in any unauthorized transaction involving a person on a U.S. restricted parties list, including but not limited to the Specially Designated Nationals List, Entity List, Denied Parties List, or Debarred List, or (iv) has materially violated any sanctions authorities administered by OFAC or the U.S. Department of State, export controls authorities administered by the U.S. Department of Commerce or U.S. Department of State, or customs or import authorities administered by the U.S. Department of Commerce, U.S. International Trade Commission, or U.S. Department of Homeland Security.

3.27      Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.28      Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and, to the Company’s knowledge, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.29      Transactions with Affiliates and Employees. Except as set forth in the SEC Reports or otherwise disclosed in writing to the Purchaser prior to the date hereof, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for (i) payment of salary, advisory or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.30     Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries as of the date hereof, after giving effect to the receipt by the Company of the proceeds from the sale of the Subject Shares on the date hereof, (i) the fair saleable value of the assets of the Company and its Subsidiaries, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including known contingent liabilities) the Company and its Subsidiaries, taken as a whole, as they mature, (ii) the assets of the Company and its Subsidiaries, taken as a whole, do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and its Subsidiaries, taken as a whole, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company and its Subsidiaries, taken as a whole, together with the proceeds the Company and its Subsidiaries would receive, were they to liquidate all of their assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company and its Subsidiaries, taken as a whole, do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.31      Registration Statement, Prospectus and Prospectus Supplement. The Registration Statement in respect of the Subject Shares has been filed with the Commission; the Registration Statement was declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Subject Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and the Prospectus Supplement, and any amendment or supplement thereto, and as of the Closing Date, the Prospectus and the Prospectus Supplement will comply in all material respects with the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in Section 7(b) the Placement Agent Agreement.

3.32      Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Prospectus Supplement, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.33       Acknowledgment Regarding Purchaser’s Purchase of the Subject Shares. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4, the Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby and that no Purchaser is, immediately prior to the consummation of the transactions contemplated by the Transaction Documents (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Company’s Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).

3.34    No Implied Representations. Except for the representations and warranties contained in this Article 3, the Company has not made any express or implied representation or warranty, and the Company hereby disclaims any such representation or warranty with respect to, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

4.          Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company and the Placement Agent as of the date hereof and the Closing Date:

4.1       Organization or Incorporation; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of each respective Purchaser. The Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

4.2         Own Account. The is acquiring the Subject Shares as principal for its own account and not with a view to or for distributing or reselling the Subject Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Subject Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Subject Shares in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Subject Shares hereunder in the ordinary course of its business.

4.3        Purchaser Status. At the time the Purchaser was offered the Subject Shares, it was, and as of the date hereof it is, and on the Closing Date, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.

4.4        Experience of the Purchaser. The Purchaser, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Subject Shares and, at the present time, is able to afford a complete loss of such investment.

4.5        Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Subject Shares and the merits and risks of investing in the Subject Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser also acknowledges that it will, based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own investment decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Transaction Documents.

4.6        Not Sanctioned. The Purchaser is not, and the Purchaser is not owned or controlled by or acting on behalf of, a Sanctioned Person. The Purchaser is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. The Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Purchaser maintains policies and procedures reasonably designed to comply with its obligations under the BSA/PATRIOT Act. The Purchaser also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by the Purchaser and used to purchase the Subject Shares are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions- related list of designated or blocked or restricted persons; (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized or incorporated under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time; or (iii) owned or controlled by or acting on behalf of any of the foregoing.

4.7        Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly, executed any purchases or sales of the securities of the Company during the period commencing as of the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subject Shares covered by this Agreement. Other than to the Purchaser’s Representatives, including its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.8         No Implied Representations. Except for the representations and warranties contained in this Article 4, the Purchaser makes no express or implied representation or warranty, and the Purchaser hereby disclaims any such representation or warranty with respect to, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

The Company acknowledges and agrees that the representations contained in this Article 4 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

5.            Covenants.

5.1         Confidentiality. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to a Current Report on Form 8-K, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information provided in connection therewith; provided, however, that any disclosure may be made by the Purchaser to the Purchaser’s Representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors.

5.2        Nasdaq Matters. Prior to the Closing Date, the Company shall comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq. After the Closing Date, the Company will use commercially reasonable efforts to continue the listing and trading of its Class A Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq.

5.3        Securities Act Compliance. The Purchaser shall not transfer, sell, offer for sale, pledge or hypothecate the Subject Shares in violation of applicable securities laws.

5.4         Indemnification.

(a)    The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or Proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.

(b)    Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any Proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.5       Company Lock-Up. Without the prior written consent of the Purchaser, the Company will not, and will not publicly disclose an intention to, during the period ending 30 days after the Closing Date (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any of the Company’s shares that are substantially similar to the shares of Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent, other than (A) the Subject Shares to be sold hereunder, (B) the issuance of restricted Common Stock, restricted stock units or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date of the Prospectus and described in the Registration Statement, (C) issuances of Common Stock upon the exercise, conversion or settlement of options, restricted stock units or convertible notes disclosed as outstanding in the Registration Statement; or (D) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction, if any, that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date of the Prospectus. The Company also will not, without the prior written consent of the Placement Agent, file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans described in the Registration Statement, during the Restricted Period.

5.6        Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the date hereof, issue a press release or Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including a form of this Agreement as an exhibit thereto, with the Commission within four (4) business days following the Closing Date. From and after the issuance of such press release, the Company represents to Purchaser that it shall have publicly disclosed all material, non-public information delivered to Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and Purchaser or any of its Affiliates on the other hand, shall terminate.

5.7         Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 5.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to Purchaser without Purchaser’s consent, the Company hereby covenants and agrees that Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously, or promptly thereafter (but in no event more than one full trading day thereafter), publicly disclose such information via a press release or Current Report on Form 8-K. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.            Conditions Precedent.

6.1         Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, or due waiver in writing by the Purchaser, of the following conditions precedent:

(a)    the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(b)    the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Sections 3.1, 3.2, 3.5 and those representations and warranties that are qualified as to materiality or a Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date);

(c)    the Company shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Subject Shares and shall not have received any objection to such notice from Nasdaq;

(d)    the Company shall have delivered, or caused to be delivered, to the Purchaser at or prior to the Closing, as applicable, the Company’s closing deliverables described in Section 2.3 hereof;

(e)    since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect;

(f)    no stop order or suspension of trading shall have been imposed by Nasdaq, the Commission or any other governmental or regulatory body with respect to public trading in the Class A Common Stock. The Class A Common Stock shall be listed on Nasdaq and shall not have been suspended, as of the Closing Date, by the Commission or Nasdaq from trading thereon nor shall suspension by the Commission or Nasdaq have been threatened, as of the Closing Date, in writing by the Commission or Nasdaq; and

(g)    the conditions set forth in Section 6 of the Placement Agent Agreement shall have been satisfied.

6.2        Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions contemplated hereby and sell and deliver the Subject Shares to the Purchaser at the Closing, is subject to the satisfaction, or due waiver in writing by the Company, of the following conditions precedent:

(a)    the Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(b)    the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Section 4.1, which shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date); and

(c)    the Purchaser shall have delivered, or caused to be delivered, to the Company at or prior to the Closing, as applicable, the Purchaser’s closing deliverables described in Section 2.4 hereof.

7.            Termination.

7.1         Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated:

(a)    at any time before the Closing by mutual written consent of the Company and the Purchaser;

(b)    if, on the Closing Date, any of the conditions of Closing set forth in Article 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated; or

(c)    at any time after the date that is five (5) Business Days after the date of this Agreement by either the Company, on the one hand, or the Purchaser, on the other hand, if the Closing shall not have occurred on or before such date, provided, however, that the right to terminate this Agreement pursuant to the preceding sub-paragraphs (b) or (c) of this Section 7.1 shall not be available to a party if the inability to satisfy any of the conditions to Closing was due primarily to the failure of such party to perform any of its obligations under this Agreement.

7.2       Effect of Termination. In the event of any termination pursuant to Section 7.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchaser, or their respective Affiliates or Representatives, with respect to this Agreement, except (a) for the terms of this Section 7.2, Section 5.1 and Section 8, which shall survive the termination of this Agreement, and (b) that nothing in this Section 7.2 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any intentional (x) breach of any representation or warranty of such first party or (y) failure of such first party to perform a covenant hereof.

8.           Miscellaneous Provisions.

8.1        Survival. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the execution and delivery of this Agreement and the Closing. The covenants made in this Agreement shall survive the Closing indefinitely until fully performed in accordance with their terms and remain operative and in full force and effect in accordance with their terms regardless of acceptance of any of the Subject Shares and payment therefor and repayment, conversion or repurchase thereof. The Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.2        Interpretation. The term “or” when used in this Agreement is not exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. Except as otherwise specified herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.3      Notices. All notices, requests, Consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (unless there is evidence that it was delivered earlier): (a) when delivered, if delivered personally; (b) five (5) Business Days after being sent via a reputable international courier service; or (c) at the time of sending if sent by e-mail, provided that receipt shall not occur if the sender receives an automated message that the e-mail has not been delivered to the recipient, in each case to the intended recipient as set forth below.

If to the Company:

Satellogic Inc.

210 Delburg Street

Davidson, NC 28036 Attn: Rick Dunn, CFO

Email: rick.dunn@satellogic.com; gc@satellogic.com

With a copy (which will not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street NE Atlanta, GA 30309

Attn: Zack Davis

E-Mail: zdavis@kslaw.com

If to the Purchaser:

to the address set forth on Annex A hereto.

8.4        Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.5         Governing Law; Jurisdiction; Waiver of Jury.

(a)        This Agreement and all matters relating hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b)         The Company and the Purchaser hereby irrevocably and unconditionally:

(i)    submits for itself and its property in any Action or Proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of New York in the State of New York;

(ii)    consents that any such Action or Proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such Action or Proceeding in any such court or that such Action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)    agrees that service of process in any such Action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)    agrees that final judgment in any such suit, Action or Proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)    IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT.

8.6         Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to a party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. Any agreement on the part of a party or parties hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

8.7         Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that irreparable damages for which money damages, even if available, may not be an adequate remedy, may occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties may be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief.

8.8       Assignment. The Purchaser may not assign its rights or obligations under this Agreement without the prior written consent of the Company, other than to the following Persons, to whom the Purchaser may, after Closing, assign its rights and/or transfer its obligations under this Agreement without the prior written consent of the Company: any Affiliate or any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Purchaser. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns. Any purported assignment other than in compliance with the terms hereof shall be void ab initio. Any assignment and/or transfer of rights by the Purchaser under this Agreement following Closing to any Affiliate of the Purchaser shall enable such Affiliate to exercise such rights (including in respect of representations and warranties) as if such Affiliate were party to this Agreement as of the date hereof and acquired the Subject Shares directly from the Company at Closing.

8.9          Reliance by and Exculpation of Placement Agent.

(a)    Purchaser agrees for the express benefit of the Placement Agent and its affiliates and representatives that (i) the Placement Agent and its affiliates and representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Subject Shares, and the Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Subject Shares, (iii) Purchaser will be purchasing the Subject Shares based on the results of its own due diligence investigation of the Company and the Placement Agent and each of its respective directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Subject Shares, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) Purchaser has negotiated the offer and sale of the Subject Shares directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Purchaser further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Subject Shares, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.9 shall survive any termination of this Agreement.

(b)    Neither the Placement Agent nor any of its affiliates or representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with any of the transactions contemplated therein; or (iii) shall be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Documents or (B) for anything which any of them may do or refrain from doing in connection with the Transaction Documents, except in each case for such party’s own gross negligence or willful misconduct.

8.10      No Third-Party Beneficiaries. Except as expressly described herein with respect to the Placement Agent, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto. The Placement Agent is an intended third-party beneficiary of the Company deliverables in Section 2.3 and the representations and warranties in Articles 3 and 4, Sections 8.9 and 8.12, and this Section 8.10. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto and the Placement Agent. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto and the Placement Agent may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

8.11     Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute a single instrument.

8.12      Nature of Relationship. The Purchaser acknowledges and agrees that its relationship under this Agreement is purely contractual. Therefore, (i) this Agreement does not create a fiduciary relationship of any kind (partnership, agency, trust, employment or otherwise), nor (save as expressly provided herein) restrict or limit the activities of the parties in any way, (ii) no party is a representative or agent of any other party for any purpose whatsoever, and (iii) no party shall have any right, power or authority to make or enter into any commitments for or on behalf of any other party. Purchaser understands and acknowledges that the Placement Agent has acted solely as the agent of the Company in this placement of the Subject Shares, and Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder.

8.13     Entire Agreement; Amendments. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits hereto, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

8.14      No Personal Liability of Directors, Officers, Owners, Etc. No director, officer, employee, incorporator, equity holder, managing member, member, general partner, limited partner, principal or other agent of the Purchaser or the Company shall have any liability for any obligations of the Purchaser or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Purchaser or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release are a material inducement to each party’s entry into this Agreement.

8.15      Mutual Drafting. This Agreement is the joint product of the Purchaser and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly appointed officers as of the date first above written.

COMPANY:

SATELLOGIC INC.

By:	/s/ Rick Dunn
Name:	Rick Dunn
Title:	Chief Financial Officer

PURCHASER:

ALYESKA MASTER FUND, L.P.

By:	/s/ Jason Bragg
Name:	Jason Bragg
Title:	CFO, Alyeska Investment Group, LP

ANNEX A

Name and Address and Notice Details	Number of Shares Purchased	Purchase Price
	6,451,612	$3.10

Alyeska Master Fund, L.P.

c/o Maples Corporate Services Limited

P.O. Box 309

Ugland House

South Church Street

George Town, Grand Cayman, KY1-1104

Cayman Islands, British West Indies

Mailing:

Alyeska Master Fund, L.P.

ATTN: Jason Bragg

77 W. Wacker, Suite 700

Chicago, IL 60601

Email: Operations@alyeskagroup.com,

Pipelegal@alyeskagroup.com,

jbragg@alyeskagroup.com

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